UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2015

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

VeriSign, Inc. (“Verisign”) announces that Jim Bidzos, Executive Chairman, President and Chief Executive Officer, and George Kilguss III, Senior Vice President and Chief Financial Officer, will speak at the Credit Suisse Technology, Media and Telecom Conference in Scottsdale, Arizona on Tuesday, December 1, 2015, at 1:30 p.m. (MST). During the discussion, recent company performance and business initiatives will be highlighted. It will be possible to listen to the discussion via live audio webcast at https://investor.verisign.com. A replay of the webcast will also be available at https://investor.verisign.com after the event for a limited period of time. In connection with this speaking engagement, Verisign is providing the following information about the recent increased volume of registrations in its domain name base during the fourth quarter of 2015.
As noted on Verisign’s third quarter earnings call on October 22, 2015, there was a higher volume of gross additions, during the third quarter, in international markets, particularly Asia. Verisign discloses the updated domain name base for the .com and .net registries at least daily on its website, https://www.verisign.com/zone. This publicly available information reflects that this increased volume of domain name registrations has continued in October 2015 and in November 2015. As of November 22, 2015 Verisign’s domain name base totaled 139.3 million, up 4.1 million from September 30, 2015. While there continues to be demand for domain names globally, the recent increased volume for Verisign’s top level domains, as well as top level domains of other registries, during the fourth quarter is coming largely through registrars in China.
In the past, Verisign has discussed many factors that affect the demand for domain names, including, but not limited to economic, social, and regulatory conditions, Internet adoption, Internet penetration, and increasing e-commerce. In addition to these factors affecting demand, Verisign is also evaluating additional potential factors unique to China that may also be responsible for the recent increased volume of new registrations in China.
In no particular order, these potential factors, or combination of factors, could include, but may not be limited to, government initiatives in China to develop their online economy such as ‘Internet Plus;’ registry and registrar regulatory requirements; cultural influences such as the popularity of numeric domain names; increasing competition amongst Chinese registrars; potential increases in domain name investment activity; and recent capital markets volatility and access to capital in China.
Verisign cannot predict if or how long this increased pace of gross additions will continue and we cannot at this time predict what the renewal rate for these domain names will be. Verisign has noted in the past that renewal rates for domain names registered in emerging markets, such as China, have historically been lower than those registered in more developed markets. Verisign will continue to evaluate these and potentially other factors and expects to have additional information related to the domain name base on Verisign’s fourth quarter and full year 2015 earnings call.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: November 23, 2015	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Senior Vice President, General Counsel and Secretary